State of Delaware
Secretary of State
Division of Corporations
Delivered 10:00 AM 02/08/2011
FILED 10:00 AM 02/08/2011
SRV 110133477 - 4518742 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Triangle Alternative Network Incorporated resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

The name of this Corporation is Global Smart Energy, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 5th day of February, 2011.

By: [signature]
Authorized Officer

Title: Chief Executive Officer

Name: Lyle J. Mortensen
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:52 PM 06/13/2012
FILED 07:53 PM 06/13/2012
SRV 120737048 - 4518742 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Global Smart Energy, Inc. a resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

The name of this Corporation is Seals Entertainment Corporation.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 13th day of June, 2012.

By: ______________________
Authorized Officer

Title: Chief Executive Officer

Name: E. Lamar "Lou" Seals, III

State of Delaware

SECRETARY OF STATE
DIVISION OF CORPORATIONS
P.O. BOX 898
DOVER, DELAWARE 19903

120737048

9394275
JOSEPH L. PITTERA LAW OFFICES
2214 TORRANCE BLVD
STE 101
TORRANCE CA 90501
ATTN: JOSEPH PITTERA X

06-14-2012

DESCRIPTION	AMOUNT
SEALS ENTERTAINMENT CORPORATION	
4518742 0240 Amendment; Domestic	
Amendment Fee	30.00
Receiving/Indexing	115.00
Data Entry Fee	5.00
Court Municipality Fee, Wilm.	20.00
Surcharge Assessment-New Castle	6.00
Page Assessment-New Castle Count	18.00
Expedite Fee, 24 Hour	100.00
FILING TOTAL	294.00
TOTAL PAYMENTS	294.00
SERVICE REQUEST BALANCE	.00